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                                                                      EXHIBIT 11

ATC ENVIRONMENTAL INC. AND SUBSIDIARIES

COMPUTATION OF EARNINGS PER SHARE
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
                                                               THREE MONTHS ENDED           SIX MONTHS ENDED
                                                           --------------------------  --------------------------
                                                                   AUGUST 31,                  AUGUST 31,
                                                           --------------------------  --------------------------
                                                               1994          1995          1994          1995
                                                           ------------  ------------  ------------  ------------
Primary earnings per share:
  Weighted average number of shares of common stock
   outstanding...........................................     5,324,136     5,797,818     5,313,744     5,768,058
  Additional shares assuming exercise of dilutive stock
   options and stock warrants............................       188,099       744,184       182,885       564,599
                                                           ------------  ------------  ------------  ------------
      Total average common and common equivalent shares
       outstanding.......................................     5,512,235     6,542,002     5,496,629     6,332,657
                                                           ------------  ------------  ------------  ------------
                                                           ------------  ------------  ------------  ------------
Net income...............................................  $    981,008  $  1,519,117  $  1,670,522  $  2,414,245
                                                           ------------  ------------  ------------  ------------
                                                           ------------  ------------  ------------  ------------
Earnings per common and dilutive common equivalent
 share...................................................  $       0.18  $       0.23  $       0.30  $       0.38
                                                           ------------  ------------  ------------  ------------
                                                           ------------  ------------  ------------  ------------
Fully diluted earnings per share:
  Weighted average number of shares of common stock
   outstanding...........................................     5,324,136     5,797,818     5,313,744     5,768,058
  Additional shares assuming exercise of dilutive stock
   options and stock warrants............................       188,099       744,184       222,683       564,599
                                                           ------------  ------------  ------------  ------------
      Total average common and common equivalent shares
       outstanding.......................................     5,512,235     6,542,002     5,536,427     6,332,657
                                                           ------------  ------------  ------------  ------------
                                                           ------------  ------------  ------------  ------------
Net income...............................................  $    981,008  $  1,519,117  $  1,670,522  $  2,414,245
                                                           ------------  ------------  ------------  ------------
                                                           ------------  ------------  ------------  ------------
Earnings per common and dilutive common equivalent
 share...................................................  $       0.18  $       0.23  $       0.30  $       0.38
                                                           ------------  ------------  ------------  ------------
                                                           ------------  ------------  ------------  ------------
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